Certificate No 01 For ____ Shares

Issued to ______________________________

____

Dated ______________________ 20 ____

From whom transferred

____

Dated ______________________ 20 ____

No. of Original Certificate	No. of Original Shares	No. of Shares Transferred

Received Certificate No ____

For ______________ Shares

on ______________ 20 ____

____

CERTIFICATE No 01

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SHARES

MILLENNIUM GROUP WORLDWIDE, INC.

50,000,000 SHARES COMMON STOCK $1.00 PAR VALUE

This Certifies that ______________________________

is hereby issued ______________________________

fully paid and non-assessable Shares of Common Stock of Millennium Group Worldwide, Inc., transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed.

In Witness Whereof, *Millennium Group Worldwide, Inc. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this* ______________ *day of* ______________ 20 ____.

______________________ PRESIDENT

______________________ SECRETARY

For Value Received, ________ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within certificate and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________ *20* ______

In presence of ________________________

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.